Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Nos. 333-275243, 333-291986, and 333-292389) on Form S-3, and registration statement (No. 333-275996) on Form S-8 of our report dated March 30, 2026, with respect to the consolidated financial statements of Falcon's Creative Group, LLC.

/s/ KPMG LLP

Orlando, Florida
March 30, 2026